UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   July 12, 2006

NEW ULM TELECOM, INC.
(Exact name of Registrant as Specified in its Charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North Minnesota Street

New Ulm, MN 56073

(Address of principal executive offices, including zip code)

(507) 354-4111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 12, 2006, the Company executed an employment agreement dated as of July 1, 2006 with Mr. Bill Otis, defining the terms of his employment with the Company as President and Chief Executive Officer. Mr. Otis will receive an annual salary of not less than $170,000 and will be eligible for cash incentive compensation up to 40% of his annual salary, based on performance results versus goals set by the Board of Directors. The employment agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On July 12, 2006, the Company also executed an employment agreement dated as of July 1, 2006 with Ms. Barbara Bornhoft, defining the terms of her employment with the Company as Vice President and Chief Operating Officer. Ms. Bornhoft will receive an annual salary of not less than $110,000 and will be eligible for cash incentive compensation up to 30% of her base salary, based on performance results versus goals set by the Board of Directors. The employment agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Ulm Telecom, Inc.

Date: July 17, 2006	By:	/s/ Nancy Blankenhagen
Nancy Blankenhagen Chief Financial Officer

EXHIBIT INDEX

Exhibit

Number	Description

10-1	Employment Agreement dated as of July 1, 2006, by and between New Ulm Telecom, Inc. and Mr. Bill Otis.

10-2	Employment Agreement dated as of July 1, 2006, by and between New Ulm Telecom, Inc. and Ms. Barbara Bornhoft.